FOR IMMEDIATE RELEASE                      CONTACT:  RUBENSTEIN ASSOCIATES, INC.
                                                                  ROBERT SOLOMON
                                                                  (212)-843-8050
LONE STAR STEAKHOUSE & SALOON, INC.                                NASDAQ:  STAR

WICHITA, KANSAS                                                  JANUARY 4, 2005

           LONE STAR STEAKHOUSE & SALOON, INC. COMPARABLE STORE SALES
            FOR FISCAL YEAR ENDED DECEMBER 28, 2004 AND INCREASE IN
                                    DIVIDEND

Lone Star Steakhouse & Saloon,  Inc. ("Lone Star" or "the Company")  reports its
Company  operated  comparable  sales  results for  restaurants  open at least 18 months are as follows for the fourth quarter and fiscal 2004:

                                                         UNITS        Q1        Q2       Q3         Q4         FY
                                                         -----        --        --       --         --         --
Lone Star Steakhouse & Saloon Restaurants                  251      5.6%     (1.1%)     0.2%     (1.7%)      0.6%
Sullivan's Steakhouse Restaurants                           15     12.2%      5.1%      2.7%      3.1%       5.6%
Del Frisco's Double Eagle Steak House Restaurants            5     27.4%     29.8%     22.6%     17.0%      23.2%
Texas Land & Cattle Steak House Restaurants                 20     12.8%      9.1%     11.4%      7.9%       9.9%
                                                          ----     -----     -----     -----     -----      -----
    Total Company Operated Steakhouse Restaurants          291      8.3%      2.5%      2.9%      1.3%       3.6%
                                                           ===     =====     =====     =====     =====      =====

The Board of Directors  announced an increase in the  Company's  quarterly  cash dividend  to $.195 per share from the  previous  amount of $.175  effective  for
2005. On an annualized  basis,  the dividend will increase from $.70 to $.78 per share.  This is an increase of 11.4%.  In announcing  the  decision,  William B.
Greene,  Jr., Chairman of the Board,  said, "This is the fourth consecutive year our  Company  has  increased  its  dividend,  reflecting  our  continued  strong operating  results,  free cash flow and balance sheet, and the Company's ongoing commitment to enhance total returns to its stockholders."

The increased quarterly dividend will be payable in the second quarter of 2005.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the Company believes the assumptions  underlying the  forward-looking  statements  contained herein  are  reasonable,  any  of  the  assumptions  could  be  inaccurate,  and therefore,  there  can  be no  assurance  that  the  forward-looking  statements contained in the press release will prove to be accurate.